Exhibit 10.5

NEITHER THIS WARRANT NOR ANY SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

                                                                   WARRANT NO. 2


                                     WARRANT

                       TO PURCHASE SHARES OF COMMON STOCK,

                            PAR VALUE $.01 PER SHARE,

                                       OF

                          ARINCO COMPUTER SYSTEMS INC.


        THIS IS TO CERTIFY THAT Cary S. Fitchey, or his registered assigns, is the owner of 8,043,750 Warrants (as defined below), each of which entitles the registered holder thereof to purchase from ARINCO COMPUTER SYSTEMS INC., a New Mexico corporation (the "Company"), one fully paid, duly authorized and non-assessable share of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), at any time prior to 5:00 p.m., New York City time, on March 28, 2005, at the following exercise prices per share (as adjusted, the "Exercise Prices"): 1,608,750 Warrants will have an exercise price of $.25 per share, 2,413,125 Warrants will have an exercise price of $.50 per share, 2,413,125 Warrants will have an exercise price of $.75 per share and 1,608,750 Warrants will have an exercise price of $1.00 per share.

        The number of shares of Common Stock issuable upon exercise of each such Warrant (the "Number Issuable") and the Exercise Price is subject to adjustment from time to time pursuant to the provisions of Section 2 of this Warrant Certificate. The Warrants evidenced by this Certificate are part of a series of warrants to purchase initially up to 8,043,750 shares of Common Stock (the "Warrants") issued pursuant to a

Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of March 9, 2000, by and among the Company and Pangea Internet Advisors LLC ("Pangea").

        Capitalized terms used herein but not otherwise defined have the meanings given them in Section 11.

        Section 1. Exercise of Warrant. Subject to the last paragraph of this
Section 1, the Warrants evidenced hereby may be exercised, in whole or in part, by the registered holder hereof at any time on or prior to the Expiration Date, upon delivery to the Company at its principal executive office in the United States of America, of (a) this Warrant Certificate, (b) a written notice stating that such holder elects to exercise all or a specified number of the Warrants (and, if a specified number, the Exercise Price of such Warrants) evidenced hereby in accordance with the provisions of this Section 1 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued and (c) payment of the Exercise Price for the shares of Common Stock issuable upon exercise of such Warrants (collectively, the "Warrant Exercise Documentation"). Such payment shall be made
(A) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or (B) by a Cashless Exercise (defined below). In connection with a Cashless Exercise, the number of Warrants being exercised shall be canceled in exchange for the issuance of such number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price as of the date of exercise were being made in cash and (y) the Cashless Exercise Ratio. An exercise of Warrants in accordance with clause (B) of the immediately preceding sentence is herein referred to as a "Cashless Exercise." All provisions of this Warrant Certificate shall be applicable with respect to an exercise pursuant to a Cashless Exercise for less than the full number of Warrants represented hereby.

        As promptly as practicable, and in any event within five Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock specified in the Warrant Exercise Documentation, (ii) if applicable, cash in lieu of any fraction of a share, as hereinafter provided, and (iii) if less than the full number of Warrants evidenced hereby are then being exercised, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate less the number of Warrants then being exercised. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. No such surrender shall be effective to constitute the Person entitled to receive such shares as the record holder thereof while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of five days); but any such surrender of this Warrant Certificate for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date this Warrant Certificate was surrendered and for the Number Issuable of Common Stock specified in the Warrant Exercise Documentation and at the Exercise Price in effect at the date of such surrender.

        The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the Warrants evidenced hereby.

        In connection with the exercise of any Warrants evidenced hereby, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Business Day which next precedes the date of exercise. If more than one such Warrant shall be exercised by the holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

        Section 2. Adjustments.

        (a) Adjustment of Number Issuable. The Number Issuable shall be subject to adjustment from time to time as follows:

                (i) In case the Company shall at any time or from time to time after the Issue Date:

                        (A) pay a dividend or make any other distribution on the
                outstanding shares of Common Stock in capital stock (which, for purposes of this Section 2 shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Company;

                        (B) subdivide the outstanding shares of Common Stock
                into a larger number of shares;

                        (C) combine the outstanding shares of Common Stock into
                a smaller number of shares; or

                        (D) issue any shares of its capital stock in a
                reclassification of the Common Stock;


        then, and in each such case, the Number Issuable and the Exercise Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of the Warrants evidenced hereby thereafter exercised shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such holder would have owned or had been entitled to receive upon or by reason of any of the events described above at the same aggregate Exercise Price, had such Warrants been exercised immediately prior to the happening of such event. An adjustment made pursuant to this clause 2(a)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the date upon which such corporate action becomes effective.

                        (ii) In case the Company shall at any time or from time to time after the Issue Date distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the resulting or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding dividends or other distributions of shares of Common Stock or other capital stock for which adjustment is made under Section 2(a)(i) or rights or warrants to subscribe for or purchase securities of the Company (excluding those in respect of which adjustments in the Number Issuable is made pursuant to Section 2(a)(i)), then, and in each such case, the Number Issuable then in effect shall be adjusted by multiplying the Number Issuable in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price per share of Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price per share of Common Stock less the then Fair Market Value (as determined in good faith by the Board of Directors of the Company, a certified resolution with respect to which shall be mailed to the holder of the Warrants evidenced hereby) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one); and the Exercise Price in effect immediately prior to such event shall be adjusted so that the holder of the Warrants pays the same aggregate Exercise Price. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                (iii) In the event that any convertible or exchangeable securities, options, warrants or other rights, the issuance of which shall have given rise to an adjustment pursuant to this Section 2(a) ("Convertible Securities"), shall have expired or terminated without the exercise thereof and/or if there shall have been an increase, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof or a decrease in the number of shares of Common Stock issuable upon the exercise or conversion thereof, then the Number Issuable hereunder and the Exercise Price shall be readjusted (but to no greater extent then originally adjusted) on the basis of (A) eliminating from the computation of the Number Issuable as of the time of the issuance of the Convertible Securities any shares of Common Stock corresponding to such Convertible Securities as shall have expired or terminated, (B) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Convertible Securities as having been issued for the consideration actually received and receivable therefor and (C) treating any of such Convertible Securities which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at such time.

                (iv) Upon any increase or decrease in the Number Issuable and Exercise Price, then, and in each such case, the Company promptly shall deliver to each registered holder of Warrants at least five Business Days prior to effecting any transaction which would result in such increase or decrease a notice thereof, together with a certificate, signed by the Chief Executive Officer or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Number Issuable and Exercise Price then in effect following such adjustment.

        (b) Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving person and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Company (any of the foregoing, a "Transaction"), the Company, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of the Warrants evidenced hereby at least five Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each such Warrant then outstanding shall have the right thereafter to exercise such Warrant into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Warrant could have been exercised immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Persons and other than the Company, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically assume the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to holders of the Warrants upon exercise thereof as provided above. The provisions of this Section 2(b) similarly shall apply to successive Transactions.

        Section 3. Notice of Certain Events. In case at any time or from time to time the Company shall declare any dividend or any other distribution to the holders of its Common Stock, or shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right, or shall authorize the issuance or sale of any other shares or rights which would result in an adjustment to the Number Issuable pursuant to Section 2(a) or there shall be any capital reorganization or reclassification of the Common Stock of the Company or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to each holder of the Warrants evidenced hereby at such holder's address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least 30 days prior to the applicable date hereinafter specified, a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (b) the date on which such dividends, distribution, rights or warrants are made or issued or (c) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective; provided that in the case of any event to which Section 2(b) applies, the Company shall give at least ten Business Days' prior written notice as aforesaid. Such notice also shall specify the date as of which it is expected that the holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

        Section 4. Certain Covenants. The Company covenants and agrees that all shares of capital stock of the Company which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and non-assessable. Beginning upon consummation of the Delaware Reincorporation (as defined in the Securities Purchase Agreement), the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants.

        Section 5. Registered Holder. The person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered holder of this Warrant Certificate, in its capacity as such, shall not be entitled to any rights whatsoever as a stockholder of the Company, except as herein provided.

        Section 6. Transfer of Warrants. Any transfer of the rights represented by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered holder hereof, at the principal executive office of the Company in the United States of America, together with an appropriate investment letter, if deemed reasonably necessary by counsel to the Company to assure compliance with applicable securities laws. Thereupon, the Company shall issue in the name or names specified by the registered holder hereof and, in the event of a partial transfer, in the name of the registered holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

        Section 7. Denominations. The Company covenants that it will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered holder hereof a new Warrant Certificate or Certificates in denominations specified by such holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

        Section 8. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate (which evidence, in the case of an institutional holder of Warrants, shall consist of a letter from such holder to such effect) and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (which indemnity, in the case of an institutional holder of Warrants, shall consist of an unsecured letter of indemnity from such holder), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

        Section 9. Governing Law. THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

        Section 10. Rights Inure to Registered Holder. The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered holder thereof and the Company and their respective successors and permitted assigns. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered holder thereof any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered holder. Nothing in this Warrant Certificate shall be construed to give the registered holder hereof any rights as a holder of shares of Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

        Section 11. Definitions. For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

        "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

        "Cashless Exercise Ratio" means a fraction, the numerator of which is the excess of the Current Market Price per share of Common Stock on the date of exercise over the Exercise Price per share and the denominator of which is the Current Market Price per share of Common Stock on the date of exercise.

        "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 20 days, ending on such date, on which the national securities exchanges were open for trading, and (b) if the Common Stock is not then listed on a national securities exchange or quoted in the over-counter market, the Market Price on such date.

        "Exercise Price" shall have the meaning given it in the first paragraph hereof.

        "Expiration Date" shall have the meaning given it in the first paragraph hereof.

        "Fair Market Value" shall mean the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction.

        "Issue Date" shall mean March 28, 2000.

        "Market Price" shall mean, per share of Common Stock, on any date specified herein: (a) the closing price per share of the Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked price of the Common Stock, on such date as shown by NASDAQ and reported by any member firm of The New York Stock Exchange, Inc. selected by the Company; or
(d) if none of (a), (b) or (c) is applicable, the Fair Market Value per share determined in good faith by the Board of Directors of the Company based on an opinion of a nationally recognized investment banking firm unaffiliated with either the Company or the holders of the Warrants, chosen by the Company (who shall bear the expense thereof) and acceptable to the holder of this Warrant Certificate.

        "NASD" shall mean the National Association of Securities Dealers, Inc.

        "NASDAQ" shall mean the Nasdaq Stock Market.

        "Number Issuable" shall have the meaning given it in the second paragraph hereof.

        "Person" shall mean any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

        "Securities Purchase Agreement" shall have the meaning given it in the second paragraph hereof.

        "Warrant Exercise Documentation" shall have the meaning given it in
Section 1 hereof.

        Section 12. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, or personal delivery, (a) if to the holder of a Warrant, at such holder's last known address appearing on the books of the Company; and (b) if to the Company, at its principal executive office in the United States located at 20 Dayton Avenue, Greenwich, CT 06830, Attention: CEO, or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given: when delivered, if delivered by hand or by overnight courier service; and three Business Days after being deposited in the mail, postage prepaid, if mailed.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the Issue Date.

                                         ARINCO COMPUTER SYSTEMS INC.


                                         By: /s/ William P. O'Donnell
                                             ------------------------
                                             Name:   William P. O'Donnell
                                             Title:  Managing Director and
                                                     Secretary

                            [Form of Assignment Form]

                  [To be executed upon assignment of Warrants]

        The undersigned hereby assigns and transfers this Warrant Certificate to ____________________ whose Social Security Number or Tax ID Number is _________________ and whose record address is _________________________
____________, and irrevocably appoints ________________ as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

                                                     Signature:



                                                     --------------------------

                                                     Signature Guarantee:



                                                     --------------------------

Date: ___________________________

                                   Schedule A
                                   ----------

        The Warrants which have not been included in this exhibit are: the Warrants for William Avery and David M. Roberts. The material differences between those Warrants and this Warrant are: (a) the party thereto, (b) the number of Warrants in the first paragraph, (c) the exercise prices in the first paragraph, and (d) the number of shares of Common Stock in paragraph 2, which are as follows:

                                                                       Number of
                       Number                                          Shares of
                         of                                             Common
                      Warrants            Exercise Prices                Stock
                      --------            ---------------                -----
William Avery         7,115,625   1,423,125 Warrants will have an      7,115,625
                                  exercise price of $.25 per share,
                                  2,134,688 Warrants will have an
                                  exercise price of $.50 per share,
                                  2,134,687 Warrants will have an
                                  exercise price of $.75 per share,
                                  1,423,125 Warrants will have an
                                  exercise price of $1.00 per share.

Roberts' Children       100,000   20,000 Warrants will have an           100,000
Irrevocable Trust                 exercise price of $.25 per share,
U/D/T dated                       30,000 Warrants will have an
October 21, 1996,                 exercise price of $.50 per share,
Stephen H.                        30,000 Warrants will have an
Roberts, Trustee                  exercise price of $.75 per share,
                                  20,000 Warrants will have an
                                  exercise price of $1.00 per share.

The Roberts Family    2,993,750   598,750 Warrants will have an        2,993,750
Revocable Trust                   exercise price of $.25 per share,
U/D/T dated                       898,125 Warrants will have an
December 15, 1997,                exercise price of $.50 per share,
David M. Roberts                  898,125 Warrants will have an
and Gail M. Simpson,              exercise price of $.75 per share,
Trustees                          598,750 Warrants will have an
                                  exercise price of $1.00 per share.

Turtle Holdings      10,312,500   2,062,500 Warrants will have an     10,312,500
LLC                               exercise price of $.25 per share,
                                  3,093,750 Warrants will have an
                                  exercise price of $.50 per share,
                                  3,093,750 Warrants will have an
                                  exercise price of $.75 per share,
                                  2,062,500 Warrants will have an
                                  exercise price of $1.00 per share.